UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2009

SWISSINSO HOLDING INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-151909	26-1703723
(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, New York 10022
 (Address of Principal Executive Offices, Zip Code)

212-521-4017
(Registrant's Telephone Number, Including Area Code)

_____________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Form 8-K/A is a “short-form” amendment to replace Item 5.03 from the original Current Report on Form 8-K filed on December 22, 2009 with that set forth below for the sole purpose of deleting the last paragraph of the original Item 5.03 relating to the change in the Registrant’s fiscal year.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2009, the Board of Directors of the Registrant authorized an amendment to the Registrant’s Certificate of Incorporation pursuant to which the authorized number of shares of the Registrant’s Common Stock will be increased from 100,000,000 shares to 200,000,000 shares.  The amendment will become effective twenty (20) days after the filing and distribution to the Registrant’s shareholders of a definitive Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended.

The Certificate of Amendment to be filed with the Secretary of State of Delaware upon the effective date of such amendment is filed herewith as Exhibit 3(i) to this Current Report on Form 8-K.  All statements made herein concerning such amendment are qualified by reference to said exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISSINSO HOLDING INC.

January 19, 2010	By:	/s/ Yves Ducommun
Name: Yves Ducommun
Title: Chief Executive Officer